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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): JULY 19, 2002

                            BIG FOOT FINANCIAL CORP.
               (Exact name of registrant as specified in charter)

                           ___________________________


           ILLINOIS
(State or other jurisdiction of         000-21491               36-410848-0
        incorporation)          (Commission File Number) (IRS Employer Identifi-
                                                               cation No.)


                1190 RFD
          LONG GROVE, ILLINOIS                                       60047-7304
(Address of principal executive offices)                             (Zip Code)


       Registrant's telephone number, including area code: (847) 634-2100


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.
         -------------

         On July 22, 2002, Big Foot Financial Corp. ("Big Foot") and Midwest Banc Holdings, Inc. ("Midwest") announced that they had entered into a definitive agreement and plan of reorganization under which Midwest will acquire Big Foot. Attached as Exhibit 99.1 is a copy of the press release relating to the agreement and the transaction, which is incorporated herein by reference and constitutes a part of this report. As a result of the merger, each issued and outstanding share of Big Foot common stock (excluding treasury and certain other shares) will be converted into 1.104 shares of Midwest common stock.

         Subject to the terms and conditions of the agreement, if the trading price of Midwest common stock is less than $17.12 during a period prior to closing, Big Foot may terminate the merger unless Midwest agrees to take steps to insure that Big Foot shareholders receive Midwest common stock with a value of $18.90 or combination of Midwest common stock and cash with a value of $18.90, which is equivalent to the value Big Foot's shareholders will receive based on a Midwest trading price of $17.12.

         The transaction is subject to regulatory approvals and approval by holders of at least two-thirds of the shares of common stock of Big Foot. The definitive Agreement and Plan of Reorganization is included as Exhibit 2.1 to this report and is incorporated herein by reference.

                           Forward-Looking Information
                           ---------------------------

         Statements contained in or incorporated into this report that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. Big Foot intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Big Foot, are generally identifiable by use of the words "expect," "intend," "anticipate," estimate," "project," "plan," or similar expressions. Big Foot's ability to predict the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. Big Foot undertakes no obligation to update these forward-looking statements in the future. Factors which could affect actual events and occurrences include, but are not limited to, the following: (1) expected cost savings and synergies from the merger might not be realized within the expected time frame; (2) revenues following the merger could be lower than expected; (3) costs or difficulties related to the integration of the businesses of Midwest and Big Foot might be greater than expected; (4) the requisite shareholder and/or regulatory approvals of the transaction might not be obtained within the contemplated timeframe or at all;
(5) deposit attrition, operating costs, customer loss and business disruption following the merger may be greater than expected; (6) competitive pressures among depository institutions; (7) the credit risks of lending activities; (8) changes in the interest rate environment and in the demand for loans; (9) general economic conditions, either nationally or in the states in which the combined company will be doing business, might be less favorable than expected;
(10) new legislation or regulatory changes; and (11) changes in accounting principles, policies or guidelines.

ITEM 7(C).  EXHIBITS.
            --------

         Exhibit 2.1 Agreement and Plan of Reorganization between Midwest Banc Holdings, Inc. and Big Foot Financial Corp. dated as of July 19, 2002.

         Exhibit 99.1      Press Release dated July 22, 2002.

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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 22, 2002


                                    BIG FOOT FINANCIAL CORP.



                                    By: /s/ Timothy L. McCue
                                       -----------------------------------------
                                    Its: President and Chief Executive Officer

                                      -3-


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                                INDEX TO EXHIBITS

EXHIBIT NO.       DESCRIPTION
-----------       -----------

2.1 Agreement and Plan of Reorganization between Midwest Banc Holdings, Inc. and Big Foot Financial Corp. dated as of July 19, 2002.

99.1              Press Release dated July 22, 2002.

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